                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the incorporation by reference of our reports indicated below filed with the Securities and Exchange Commission in the Registration Statement (Form S-3) of Brookdale Living Communities, Inc.

         Financial Statements                        Date of Auditor's Report
         --------------------                        ------------------------
Consolidated financial statements of             March 26, 1998
Brookdale Living Communities, Inc. for the
period from May 7, 1997 through December
31, 1997 and the combined financial
statements of the Predecessor Properties for
the period from January 1, 1997 through May
6, 1997 and for each of the two years in the
period ended December 31, 1996 included in
the Annual Report (Form 10-K) of Brookdale
Living Communities, Inc. for the year ended
December 31, 1997.

Financial statements of Atrium Venture for       April 30, 1998, except for Note 4 as
the year ended December 31, 1997 included in     to which the date is May 12, 1998.
the Current Report (Form 8-K/A) of
Brookdale Living Communities, Inc. dated
July 14, 1998.

Financial statements of The Chatfield Limited    May 28, 1998, except for Note 5 as
Partnership for the year ended December 31,      to which the date is July 16, 1998.
1997 included in the Current Report (Form 8-
K/A) of Brookdale Living Communities, Inc.
dated September 15, 1998.

                                                         Ernst & Young LLP


Chicago, Illinois
October 13, 1998